UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2017

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Johnson Outdoors Inc. (the "Company") was held on March 2, 2017.  The matters voted on at the Annual Meeting were as follows:

1.          Election of Directors:

The following individuals were elected to the Board of Directors for terms that expire at the next annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Class A Directors:
Terry E. London	7,420,063	195,381	719,313
John M. Fahey, Jr.	7,420,149	195,295	719,313
Class B Directors:
Helen P. Johnson-Leipold	1,210,696	0	0
Thomas F. Pyle, Jr.	1,210,696	0	0
Katherine Button Bell	1,210,696	0	0
Edward F. Lang	1,210,696	0	0
Richard "Casey" Sheahan	1,210,696	0	0
Edward Stevens	1,210,696	0	0

Nominations were made by the Board of Directors and no other nominations were made by any shareholder.  All of the nominees were members of the Board of Directors at the date of the Annual Meeting.

2.          Ratification of the Appointment of Independent Registered Public Accountants for the Company for the Fiscal Year Ending September 29, 2017:

The shareholders voted to ratify the appointment of RSM US LLP by the Audit Committee of the Company's Board of Directors as the Company's independent registered public accounting firm for the fiscal year ending September 29, 2017.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
20,420,720	15,345	5,652	0

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

3.          Advisory (non-binding) vote on executive compensation:

The shareholders approved the non-binding advisory proposal on executive compensation as disclosed in the proxy statement for the Annual Meeting of Shareholders.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
19,602,658	97,936	21,810	719,313

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

4.          Advisory (non-binding) vote on the frequency of future advisory votes on executive compensation:

The shareholders approved a frequency of every year for future advisory (non-binding) votes on executive compensation.

One Year (1)	Two Years (1)	Three Years (1)	Abstentions (1)
18,488,275	23,191	1,200,670	10,268

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

In accordance with the shareholder voting results, in which every "One Year" received the highest number of votes cast on the frequency proposal, and the Board of Directors' recommendation in the Proxy Statement for the Annual Meeting, the Company's Board of Directors has determined that future shareholder non-binding advisory votes on executive compensation will continue to occur every one year.  Accordingly, the next shareholder non-binding advisory vote on executive compensation will be held at the Company's 2018 Annual Meeting of Shareholders.  The next required shareholder non-binding advisory vote regarding the frequency interval will be held in six years at the Company's 2023 Annual Meeting of Shareholders.

5.          Proposal to adopt and approve amending the Johnson Outdoors 2012 Non-Employee Director Stock Ownership Plan:

The shareholders approved the proposal to adopt and approve amending the Johnson Outdoors 2012 Non-Employee Director Stock Ownership Plan, as disclosed in the proxy statement for the Annual Meeting of Shareholders.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
19,186,427	526,125	9,852	719,313

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

6.          Proposal to adopt and approve amending the Johnson Outdoors 2009 Employees' Stock Purchase Plan:

The shareholders approved the proposal to adopt and approve amending the Johnson Outdoors 2009 Employees' Stock Purchase Plan, as disclosed in the proxy statement for the Annual Meeting of Shareholders.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
19,671,430	35,436	15,538	719,313

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: March 3, 2017
	BY	/s/	David W. Johnson
David W. Johnson, Vice President and Chief Financial Officer